Exhibit 99.1

For Immediate Release

COLEMAN CABLE, INC. AND TECHNOLOGY RESEARCH CORPORATION

ANNOUNCE ACQUISITION AGREEMENT

TRC Shareholders to Receive $7.20 Per Share In Cash In $51.5 Million Transaction

Addition of TRC Power Management and Storage Business

Will Broaden Coleman Product Portfolio

Acquisition Will Deliver Increased Scale to Enhance Coleman’s Long-Term Growth

Waukegan, IL and Clearwater, FL – March 28, 2011 – Coleman Cable, Inc. (Nasdaq: CCIX) (“Coleman”), a leading manufacturer and innovator of electrical and electronic wire and cable products, and Technology Research Corporation (Nasdaq: TRCI) (“TRC”), a recognized leader in providing cost-effective engineered solutions for applications involving power management and control, intelligent battery systems technology and electrical safety products, today announced a definitive merger agreement.

Under the terms of the agreement, Coleman will acquire all of the outstanding shares of TRC for $7.20 per share in cash, in a transaction valued at approximately $51.5 million on a fully diluted basis. The cash consideration represents a premium of approximately 84.6 percent to TRC’s closing share price on January 14, 2011, the last trading day before TRC announced its receipt of Coleman’s indication of interest. The transaction will be funded with Coleman’s cash on hand and existing borrowing facilities, and is not subject to any financing condition.

The agreement has been unanimously approved by the Boards of Directors of both companies. The Board of Directors of TRC recommends that TRC shareholders tender their shares in the tender offer contemplated by the merger agreement. Coleman owns 323,710 TRC shares, or approximately 4.9% of TRC’s outstanding shares.

“TRC is an exceptional company with markets and products that are well-aligned with our business,” said Gary Yetman, President and Chief Executive Officer of Coleman. “With the addition of TRC’s power management and storage business, we will further diversify our portfolio to provide a wider range of electrical solutions to benefit our customers. We firmly believe this transaction will deliver meaningful value to Coleman shareholders while providing additional opportunities for employees of the combined company. We have enjoyed working with the TRC management team to reach agreement on a mutually beneficial transaction and anticipate a seamless integration for all of the combined company’s stakeholders.”

Raymond Malpocher, TRC’s lead independent Director stated “We are excited to have TRC join a long-standing partner and industry leader. This merger will allow TRC to leverage its technology in power management and power storage with Coleman’s broad marketing and distribution capabilities, enhancing the growth prospects of the entire enterprise. This merger represents an excellent opportunity for our shareholders, customers, and employees.”

Under the terms of the agreement, it is anticipated that Coleman will commence a tender offer for all of the outstanding shares of TRC on April 11, 2011. The tender offer will not be closed until the conclusion of the “go shop” period described below. If the first step tender offer is successfully completed, Coleman will acquire any of the TRC common shares not tendered in the tender offer through a second step merger transaction in which the remaining shares of TRC are converted into a right to receive the same consideration per share as paid in the tender offer.

TRC has exempted the transactions contemplated by the merger agreement from its shareholder rights plan adopted on January 18, 2011. The tender offer transaction, which is subject to customary closing conditions, is expected to close within 45 to 60 days in the absence of a superior proposal.

As contemplated by the merger agreement, TRC, with the assistance of its independent advisors, will solicit superior proposals from third parties during the next 45 days. TRC does not anticipate disclosing any developments regarding this process unless and until its Board of Directors makes a decision with respect to a potential superior proposal. There is no assurance that this process will result in a superior proposal. Coleman will terminate its tender offer if TRC accepts a superior proposal and terminates the merger agreement in accordance with its terms.

Advisors

William Blair & Company, LLC is acting as financial advisor, Winston & Strawn LLP is acting as legal advisor and Gunster is acting as Florida counsel to Coleman. Hyde Park Capital is acting as financial advisor and Hill, Ward & Henderson, P.A. is acting as legal advisor to TRC. Houlihan Lokey also provided financial advice to TRC’s Board of Directors with respect to the transaction.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States. For more information, please visit www.colemancable.com.

About Technology Research Corporation

Technology Research Corporation is a recognized leader in providing cost-effective engineered solutions for applications involving power management and control, intelligent battery systems technology and electrical safety products based on its proven ground fault sensing and Fire Shield® technology. These products are designed, manufactured and distributed to the consumer, commercial and industrial markets worldwide. TRC also supplies power monitors and control equipment to the United States Military and its prime contractors. More information is available at www.trci.net.

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This press release is not an offer to purchase or a solicitation of an offer to sell securities of TRC. The planned tender offer by Coleman for all of the outstanding shares of common stock of TRC has not been commenced. On commencement of the tender offer, Coleman will mail to TRC shareholders an offer to purchase and related materials and TRC will mail to its shareholders a solicitation/recommendation statement with respect to the tender offer. Coleman will file its offer to purchase with the Securities and Exchange Commission (the “SEC”) on Schedule TO, and TRC will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. TRC shareholders are urged to read these materials carefully when they become available, since they will contain important information, including terms and conditions of the offer. TRC shareholders may obtain a free copy of these materials (when they become available) and other documents filed by Coleman or TRC with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 of TRC: Some of the statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider the factors discussed in filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended March 31, 2010, TRC’s quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as TRC cannot predict or control many of the factors that ultimately may affect its ability to achieve the results estimated. TRC makes no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Media / Investor Contacts

For Coleman Cable, Inc.

Coleman Cable, Inc.

Richard N. Burger

Executive Vice President, Chief Financial

Officer, Secretary and Treasurer

(847) 672 -2300

Joele Frank, Wilkinson Brimmer Katcher

Steve Frankel / Tim Lynch

(212) 355-4449

DF King & Co., Inc.

Tom Long

(212) 493-6920

Toll Free

(800) 848-2998

For Technology Research Corporation Technology Research Corporation Robert D. Woltil Chief Financial Officer (727) 812-0551